UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

MBIA Inc. (the “Company”) announced today that Chuck Chaplin will be retiring from the Company effective January 1, 2017. In connection with his retirement, the Company entered into a Separation Agreement with Mr. Chaplin (the “Separation Agreement”). Under the Separation Agreement, Mr. Chaplin will step down from his position as Co-President, Chief Financial Officer and Chief Administrative Officer effective March 11, 2016 but will remain an employee of the Company with the title of Executive Vice President until January 1, 2017. Mr. Anthony McKiernan, currently an Executive Vice President and the Chief Portfolio Officer of the Company, will replace Mr. Chaplin as Chief Financial Officer effective March 11, 2016. Mr. McKiernan has been Executive Vice President and Chief Portfolio Officer since May 1, 2012 and before that Vice President and Chief Portfolio Officer since August 3, 2011. Mr. McKiernan joined the Company’s subsidiary, MBIA Insurance Corporation, in 2000 as a Vice President in the Credit Analytics Group, and managed the Corporate Insured Portfolio Management Group prior to becoming the Head of the Structured Finance Insured Portfolio Management Group in 2007.

Under the Separation Agreement, Mr. Chaplin will receive, subject to the execution of an acceptable general release, a one-time severance payment of $1.5 million following his last day of employment in exchange for his agreement to forfeit the outstanding performance based restricted stock awarded to him as part of the cash retention and restricted stock award made to him on December 21, 2012 and to comply with the non-compete covenant that is part of the Separation Agreement. For the 2016 performance year, Mr. Chaplin will be entitled to receive, at such time as such payments are made to other employees of the Company, a cash performance bonus at his target bonus amount for the year, and in, lieu of the long term incentive (“LTI”) restricted stock award for the year, a cash payment at the target LTI amount. In addition, on April 2, 2018, Mr. Chaplin will receive a payment of $75,000 in lieu of the contribution the Company would have made to Mr. Chaplin’s non-qualified deferred compensation retirement account in respect of the 2016 bonus that will be paid to him in 2017. The Separation Agreement contains certain customary covenants regarding non-competition with the Company’s financial guarantee business for a period of two years, confidentiality, a two year non-solicitation of Company employees and a non-disparagement covenant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date: January 22, 2016